AMERICAN EAGLE ENERGY INC. AND ETERNAL ENERGY CORP.
EXECUTE DEFINITIVE MERGER AGREEMENT

Billings, Montana; April 12, 2011 – American Eagle Energy Inc. (OTCBB:AMZG; “American Eagle” or the “Company”) is pleased to announce today that Eternal Energy Corp. and it have executed their definitive Agreement and Plan of Merger.  Both companies currently expect that, immediately following the closing of the merger, the resulting company, through a reverse split, will reduce the number of outstanding shares of common stock that will result from the merger.  In addition, the companies anticipate that the resulting company will file an application to list the common stock on a senior exchange.  The parties currently anticipate that the merger will close in early summer, following regulatory approval of Eternal Energy’s anticipated filings and approval by American Eagle’s stockholders.

The ratio of stockholdings between the companies at the closing of the merger, exclusive of any presently outstanding options, will be 80% to the legacy stockholders of American Eagle and 20% to the legacy stockholders of Eternal Energy.

“The signing of the Merger Agreement is the next step in consolidating American Eagle’s and Eternal Energy’s interests in several low-risk Bakken properties in Saskatchewan and North Dakota and a large, highly prospective acreage position in the Montana portion of the rapidly emerging Alberta Bakken play.  I am delighted with the longer-term prospects of the combined company and the better leverage that the merger should provide for development of the other recently announced American Eagle oil plays located in Montana,” stated Richard Findley, the Company’s President and Chief Executive Officer.  “The combined strength of our two management teams and their long-standing experience in these oil-rich regions should provide significant depth on which our combined company can draw as we move forward in executing our post-merger plans.”

The closing of the merger is subject to, among other items, (i) Eternal Energy’s registering the common stock to be issued to the stockholders of American Eagle and (ii) the approval of the transaction by the stockholders of American Eagle.

About American Eagle Energy Inc.:

American Eagle Energy Inc. is an oil and gas company engaged in the exploration of petroleum and natural gas.  The company was incorporated in Nevada on March 14, 2007 to engage in the acquisition, exploration, and development of natural resource properties.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  Certain information included in this press release contains statements that are forward-looking, such as statements relating to the future anticipated direction of the Company, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth, potential contracts, and/or aspects of litigation.  Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of, American Eagle Energy Inc.  These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, and domestic and global economic conditions.  Persons are encouraged to read our Annual Report on Form 10-K for the eight-month period ended December 31, 2010 and our other documents filed with the Securities and Exchange Commission for meaningful cautionary language in respect of forward-looking statements in this press release.  Interested persons are able to obtain free copies of filings containing information about the Company at the SEC’s internet site (http://www.sec.gov).  The Company assumes no obligation to update any of these forward-looking statements.

CONTACT:	Richard Findley
Chief Executive Officer
American Eagle Energy Inc.
406-294-9765